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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-69838 of Park Place Entertainment Corporation on Form S-4 of our report dated January 23, 2001, included in the Annual Report on Form 10-K of Park Place Entertainment Corporation for the year ended December 31, 2000, and to the use of our report dated January 23, 2001 (except for Note 17 as to which the date is September 17, 2001), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
October 9, 2001

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  EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT